Exhibit 99.1

Huttig Building Products Announces Fourth Quarter and Full Year 2006 Results

ST. LOUIS, MO, February 6, 2007 – Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the fourth quarter and year ended December 31, 2006. Full year results were in line with the Company’s expectations for a modest operating loss (before interest, write-off of unamortized loan fees and taxes) for 2006 on sales of close to $1.1 billion.

For the fourth quarter, the Company reported sales of $231.1 million, an operating loss of $2.6 million, and diluted earnings per share from continuing operations of ($0.21). For the year, the Company reported net sales of $1,102.7 million, an operating loss of $4.1 million, and diluted earnings per share from continuing operations of ($0.38). Full year results included charges of $18.9 million, including $1.7 million in the fourth quarter, related to the Company’s previously announced restructuring program to reduce costs and increase efficiencies.

Summary of Fourth Quarter 2006 Results

(All comparisons are to the same period last year unless otherwise indicated)

(In millions, except per share data)	Three Months Ended
	December 31, 2006		December 31, 2005
Net Sales	$231.1		$264.5
Gross Margin	$44.8	19.4%	$53.6	20.3%
Operating Expenses	$47.4	20.5%	$47.5	18.0%
Operating Profit (Loss)	$(2.6)	(1.1)%	$6.1	2.3%
Income (Loss) from Continuing Operations	$(4.3)	(1.9)%	$3.3	1.2%
EPS from Continuing Operations (diluted)	$(0.21)		$0.16
Cash Provided in Operating Activities of Continuing Operations	$28.2		$38.0

Results for the 2006 fourth quarter include charges of $0.5 million in gross margin related to inventory liquidations and write downs in connection with the previously announced branch closures, as well as net charges to operating expenses of $1.2 million consisting primarily of other shutdown expenses for these branch closures and severance costs associated with the previously announced fourth quarter workforce reductions at other locations.

In connection with a new credit facility, fourth quarter 2006 results also include, as previously announced, the termination of an interest rate swap for a gain (cash) of approximately $0.5 million and a non-cash charge of approximately $1.1 million for writing off unamortized costs associated with the prior loan facility.

In the fourth quarter of 2006, the Company recorded approximately $1.4 million of income tax expense to reserve substantially all of the remaining deferred tax asset associated with state net operating loss carry forwards. This $1.4 million of expense reduced the income tax benefit recognized in the 2006 fourth quarter from $1.7 million to $0.3 million.

The table below shows fourth quarter 2006 results excluding the $1.7 million of operating charges referred to above.

	Three Months Ended
	December 31, 2006				December 31, 2005
(In millions)	As Reported	Charges	Excluding Charges
Net Sales	$231.1		$231.1		$264.5
Gross Margin	$44.8	$0.5	$45.3	19.6%	$53.6	20.3%
Operating Expenses	$47.4	$(1.2)	$46.2	20.0%	$47.5	18.0%
Operating Profit (Loss)	$(2.6)	$1.7	$(0.9)	(0.4)%	$6.1	2.3%

Net sales for the fourth quarter declined 13%, reflecting the 24% drop in housing starts to an average annualized rate of approximately 1.6 million compared to approximately 2.1 million in the year ago fourth quarter. Sales to national accounts, which represented 34.8% of sales in the fourth quarter of 2006, as compared to 32.8% in the corresponding period in 2005, declined by only 7%.

Excluding the fourth quarter charges, gross margin percentage decreased to 19.6% from 20.3% in the prior year fourth quarter. Gross margin in the year ago quarter benefited from a higher level of vendor rebates under programs weighted more heavily toward annual rebate tiers not achieved until the fourth quarter. Fourth quarter 2006 results also include non-cash stock-based compensation expense of $0.4 million, and no corresponding charge was incurred in the fourth quarter of 2005. Huttig began expensing stock options and other share-based compensation in accordance with SFAS No. 123R effective in the first quarter of 2006.

Summary of Full Year Results

(All comparisons are to the same period last year unless otherwise indicated)

	Year Ended
(In millions, except per share data)	December 31, 2006		December 31, 2005
Net Sales	$1,102.7		$1,097.2
Gross Margin	$205.8	18.7%	$212.5	19.4%
Operating Expenses	$209.9	19.0%	$182.9	16.7%
Operating Profit (Loss)	$(4.1)	(0.4)%	$32.1	2.9%
Income (Loss) from Continuing Operations	$(7.7)	(0.7)%	$17.1	1.6%
EPS from Continuing Operations (diluted)	$(0.38)		$0.84
Cash Provided in Operating Activities of Continuing Operations	$0.9		$15.8

Full year 2006 results include charges of $5.4 million in gross margin related to inventory liquidations and write downs in connection with the previously announced closures of five distribution centers and the exit from two product lines. Operating expenses for 2006 include charges of $13.5 million related to the discontinuation of a new enterprise resource planning system, other shutdown expenses for the branch closures and severance costs associated with third and fourth quarter company-wide workforce reductions.

2006 results also include the $0.5 million gain (cash) and $1.1 million non-cash charge in connection with the prior loan facility. In addition, the income tax benefit recognized in 2006 was reduced by the $1.4 million of income tax expense incurred in the fourth quarter to reserve substantially all of the remaining deferred tax asset associated with state net operating loss carry forwards.

The table below shows 2006 results excluding the $18.9 million of operating charges referred to above.

	Year Ended
	December 31, 2006
(In millions)	As Reported	Charges	Excluding Charges		December 31, 2005
Net Sales	$1,102.7		$1,102.7		$1,097.2
Gross Margin	$205.8	$5.4	$211.2	19.2%	$212.5	19.4%
Operating Expenses	$209.9	$(13.5)	$196.4	17.8%	$182.9	16.7%
Operating Profit (Loss)	$(4.1)	$18.9	$14.8	1.3%	$32.1	2.9%

Net sales increased slightly in 2006, as the 9% increase in the first half of the year was mostly offset by the 7% decline in the second half when the housing market began to decline. Sales to national accounts represented 33.4% of sales in 2006 as compared to 31.9% in 2005. Operating profit in 2005 included a $2.5 million gain on disposal of capital assets and a $0.6 million favorable legal settlement. The 2006 results include non-cash stock-based compensation expense of $1.8 million, compared to $0.6 million the prior year.

Bank debt net of cash increased to $35.7 million at December 31, 2006 from $24.3 million at December 31, 2005. At December 31, 2006, total debt to total capitalization was 29.4% compared to 22.4% at December 31, 2005.

“The housing market continues to be difficult. During the past two quarters, we have closed or consolidated five branches, trimmed our workforce by approximately 300 positions, or 14%, while entering into a new credit facility with more favorable terms,” said Jon P. Vrabely, President and CEO. “In January 2007, we further streamlined and decentralized our management structure by reducing our geographic regions from four to two. We will continue to take actions to become more efficient and improve our cost structure in order to reduce our operating expenses and bring them in line with market conditions.”

“Simultaneously, we have taken steps to improve the quality and consistency of our service levels by accelerating efforts to implement best practices and standard operating procedures across each of our locations. We have also placed increased emphasis on working capital management having in the 2006 fourth quarter already reduced our inventory levels by $28 million, or 22%, from September 30, 2006 levels. We will continue to pursue our national products and national accounts strategies with a focus on increased profitability,” Mr. Vrabely added. “While we expect housing starts to remain under pressure throughout 2007, we believe we are taking actions to strengthen our service proposition and improve our cost structure to position Huttig to be a leaner, stronger, and more profitable company.”

Conference Call

Management will host a conference call to discuss fourth quarter 2006 financial results on Tuesday, February 6, 2007, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter PIN number 8303516. A replay will be available through February 21, 2007 by dialing 877-519-4471 and entering PIN number 8303516.

About Huttig

Huttig Building Products, Inc., currently in its 122nd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 42 distribution centers serving 46 states. The Company’s wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Steve Anreder, steven.anreder@anreder.com, or Gary Fishman, gary.fishman@anreder.com, both of Anreder & Company, +1-212-532-3232, for Huttig Building Products, Inc.

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net sales	$231.1	$264.5	$1,102.7	$1,097.2
Cost of sales	186.3	210.9	896.9	884.7

Gross margin	44.8	53.6	205.8	212.5
Operating expenses	47.4	47.5	209.9	182.9
Gain on disposal of capital assets	—	—	—	(2.5)

Operating profit	(2.6)	6.1	(4.1)	32.1
Interest expense, net	1.4	1.1	5.3	4.6
Write-off of unamortized loan fees	1.1	—	1.1	—
Gain on derivative	(0.5)	—	(0.5)	—

Income (Loss) from continuing operations before income taxes	(4.6)	5.0	(10.0)	27.5
Provision (Benefit) for income taxes	(0.3)	1.7	(2.3)	10.4

Income (Loss) from continuing operations	(4.3)	3.3	(7.7)	17.1
Income from discontinued operations, net of taxes	—	—	—	1.3

Net Income (Loss)	$(4.3)	$3.3	$(7.7)	$18.4

Net Income (Loss) from Continuing Operations Per Share - Basic	$(0.21)	$0.16	$(0.38)	$0.85
Net Income (Loss) from Discontinued Operations Per Share - Basic	—	—	—	0.07

Net Income (Loss) Per Share - Basic	$(0.21)	$0.16	$(0.38)	$0.92

Net Income (Loss) from Continuing Operations Per Share - Diluted	$(0.21)	$0.16	$(0.38)	$0.84
Net Income (Loss) from Discontinued Operations Per Share - Diluted	—	—	—	0.06

Net Income (Loss) Per Share - Diluted	$(0.21)	$0.16	$(0.38)	$0.90

Basic shares outstanding	20,310	20,071	20,270	19,917

Diluted shares outstanding	20,310	20,461	20,270	20,389

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31, 2006	December 31, 2005
	(unaudited)
ASSETS

Current Assets:
Cash and equivalents	$6.1	$1.4
Trade accounts receivable, net	68.9	85.3
Inventories	97.3	99.7
Other current assets	11.7	15.7

Total current assets	184.0	202.1

Property, Plant and Equipment:
Land	6.0	5.8
Building and improvements	32.8	31.6
Machinery and equipment	31.9	33.8

Gross property, plant and equipment	70.7	71.2
Less accumulated depreciation	40.7	34.8

Property, plant and equipment, net	30.0	36.4

Other Assets:
Goodwill, net	19.1	19.1
Other	5.8	7.9
Deferred income taxes	2.3	1.3

Total other assets	27.2	28.3

Total Assets	$241.2	$266.8

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Millions, Except Share and Per Share Data)

	December 31, 2006	December 31, 2005
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$2.9	$9.7
Trade accounts payable	62.1	88.5
Deferred income taxes	4.5	5.1
Accrued compensation	7.8	9.8
Other accrued liabilities	7.4	11.3

Total current liabilities	84.7	124.4

Non-current Liabilities:
Long-term debt, less current maturities	42.8	23.5
Other non-current liabilities	4.0	4.0

Total non-current liabilities	46.8	27.5

Shareholders’ Equity:
Preferred shares; $.01 par (5,000,000 shares authorized)	—	—
Common shares; $.01 par (50,000,000 shares authorized; at December 31, 2006 and December 31, 2005 - 20,896,145 shares issued)	0.2	0.2
Additional paid-in capital	35.5	34.5
Retained earnings	76.0	83.7
Accumulated other comprehensive income	—	0.4
Less: Treasury shares, at cost (371,837 shares at December 31, 2006 and 728,319 shares at December 31, 2005)	(2.0)	(3.9)

Total shareholders’ equity	109.7	114.9

Total Liabilities and Shareholders’ Equity	$241.2	$266.8

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(In Millions)

	Common Shares Outstanding, at Par Value	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Shares, at Cost	Total Shareholders’ Equity
Balance at January 1, 2006	$0.2	$34.5	$83.7	$0.4	$(3.9)	$114.9

Net loss			(7.7)			(7.7)
Fair market value adjustment of derivatives, net of tax benefit				(0.4)		(0.4)

Comprehensive loss						(8.1)

Restricted stock issued, net of forfeitures		(0.8)			0.8	—
Stock compensation		1.8				1.8
Tax benefit on exercise of stock options		0.2				0.2
Stock options exercised		(0.2)			1.1	0.9

Balance at December 31, 2006	$0.2	$35.5	$76.0	$—	$(2.0)	$109.7

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Cash Flows From Operating Activities:
Net income (loss)	$(4.3)	$3.3	$(7.7)	$18.4
Adjustments to reconcile net income (loss) to cash from operations:
Net income from discontinued operations		—	—	(1.3)
Depreciation and amortization	1.5	1.3	6.2	6.0
Asset impairment	(0.2)	—	10.7	—
Non-cash stock compensation expense	0.4	—	1.8	0.6
Gain on disposal of capital assets	—	—	—	(2.5)
Other adjustments	4.2	(1.2)	(1.0)	(0.3)
Changes in operating assets and liabilities:
Trade accounts receivable	36.3	33.5	16.4	(9.9)
Inventories	27.8	10.2	2.4	(17.2)
Trade accounts payable	(32.7)	(6.3)	(26.4)	24.6
Other	(4.8)	(2.8)	(1.5)	(2.6)

Net cash provided by operating activities of continuing operations	28.2	38.0	0.9	15.8
Net cash used in operating activities of discontinued operations	—	—	—	(1.0)

Total cash provided by operating activities	28.2	38.0	0.9	14.8

Cash Flows From Investing Activities:
Capital expenditures	(0.2)	(2.0)	(8.2)	(6.5)
Acquisition of Texas operations	—	—	—	(15.0)
Proceeds from disposition of capital assets	—	0.1	0.2	2.8
Proceeds from disposition of discontinued operations	—	—	—	10.8

Total cash used in investing activities	(0.2)	(1.9)	(8.0)	(7.9)

Cash Flows From Financing Activities:
Borrowing and repayment of debt, net	(28.7)	(38.4)	10.7	(10.4)
Exercise of stock options	—	—	1.1	3.0

Total cash provided by (used in) financing activities	(28.7)	(38.4)	11.8	(7.4)

Net Increase (Decrease) in Cash and Equivalents	(0.7)	(2.3)	4.7	(0.5)
Cash and Equivalents, Beginning of Period	6.8	3.7	1.4	1.9

Cash and Equivalents, End of Period	$6.1	$1.4	$6.1	$1.4

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1.6	$0.9	$4.8	$4.2
Income taxes paid	$0.3	$3.2	$4.8	$7.3
Assets acquired with debt obligations	$1.0	$5.3	$1.8	$8.4